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                              CONSULTING AGREEMENT


         AGREEMENT made this 22nd day of October, 1997, between JOSEPH R. MERINGOLA, residing at 12 Jefferson Street, Glen Cove, New York 11542 (hereinafter called the "Consultant"), and MEDICAL ACTION INDUSTRIES INC., a Delaware corporation with its principal offices located at 150 Motor Parkway, Hauppauge, New York 11788 (hereinafter called the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Consultant has been employed by the Company for in excess of twenty years, and is presently the Chief Executive Officer of the Company; and

         WHEREAS, the Company and the Consultant desire to change the nature of the Consultant's employment;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

         1.       Employment.

                  The Consultant agrees to provide business and financial consulting services to the Company as requested by the Chief Executive Officer or the Board of Directors of the Company. Such consulting services may include, but will not be limited to: (a) evaluation of the progress of the Company's business development, (b) analysis of the Company's financial condition, fiscal posture, and operating results, and (c) analysis of the Company's proposed operations and the projected financial results thereof. Consultant shall not be required to provide a minimum amount of hours of consulting and shall provide the services required hereunder when convenient to all concerned. The content


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and adequacy of the consulting services provided hereunder shall be determined in the Consultant's sole discretion.

         2.       Term.

                  The term of the Consultant's engagement shall be for a period commencing on January 1, 1998 and terminating on December 31, 2007, unless sooner terminated as provided in Paragraphs 7 and 8 hereof.

         3.       Compensation.

                  The Company agrees to pay to the Consultant and the Consultant agrees to accept the following sums (hereinafter "fee") as a consulting fee:


                  (a) During the Consulting Term, the Consultant shall be paid a fee in equal monthly installments, payable in advance on the first day of each calendar month, at an annual rate of $275,000.00.

                  (b) Except as otherwise provided in Paragraphs 7 and 8 hereof, the Company's obligation to pay the fee provided for herein shall not be affected by the disability of the Consultant.

                  (c) The Consultant shall not be deemed to be in breach of any provision of this Agreement unless he shall have been given written notice from the Company within ninety (90) days of the Company's discovering the alleged breach by the Company and shall fail to cure the alleged breach within thirty
(30) days after receipt of said written notice.

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         4.       Cost and Expense.

                  It is understood that Consultant shall be solely responsible for the payment of all expenses incurred in connection with the provision of his services as described herein, including but not limited to, (i) use of an automobile, (ii) expenses in conjunction with the use of the automobile, such as fuel, maintenance and insurance, and (iii) obtaining medical, disability, dental and life insurance coverage. It is specifically acknowledged and agreed that all such expenses shall be the responsibility of the Consultant and not the Company.

         5.       Transition.

                  On the date of execution of this Agreement, the Consultant will deliver to the Company his written resignation as Chief Executive Officer, Chairman of the Board and employee of the Company. Thereafter, from the date of the execution of this Agreement until December 31, 1997, the Consultant shall have the use of the Company's facilities and office equipment for the purpose of facilitating the closing out of his correspondence, records and activities at his offices and in transferring all of his personal accounts, tax records and other personal records and property from the Company's offices to the Consultant's home or such other location as may be desired by him and all of the salary and benefits afforded to the Consultant as an employee of the Company on the date immediately preceding the date of this Agreement shall continue without change.

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         6.       Independent Contractor Status.

                  (a) Consultant is providing services to the Company only for the purpose and to the extent set forth in this Agreement, and Consultant's relation to the Company shall at all times during the term of this Agreement be that of an independent contractor. Consultant shall not be considered as having an employee status or as being entitled to participate in any plans, arrangements, or distributions by the Company pertaining to or in connection with any pension plan, profit sharing plan or similar plan or benefit for the Company's regular employees.

                  (b) Consultant shall not commit or obligate the Company to any debt obligation or obligation without the specific written authority of the Chief Executive Officer of the Company.

         7.       Restriction on Consultant's Shares.

                  (a) Consultant agrees that until October 31, 2002, he will not sell, assign or otherwise encumber any shares of the capital stock of the Company which he now owns or hereafter acquires, except to the extent that Consultant may sell during each twelve (12) month period (i.e., 11/1/97-10/31/98; 11/1/98-10/31/99, etc.) following the date of this Agreement a number of shares equal to the greater of 150,000 shares or one (1%) percent of the issued and outstanding capital stock of the Company. Shares not otherwise sold during any twelve (12) month period do not carry over to the next twelve month period.

                  (b) If Consultant violates his covenant set forth in subparagraph (a) above, the compensation payable under Paragraph 3 hereof shall terminate. Such termination shall be the only remedy available to the Company for such violation.

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         8.       Termination.

                  This Agreement and Consultant's rights to be compensated hereunder shall terminate only upon: (i) the death of the Consultant; (ii) a material breach of this Agreement by the Consultant which is not cured within thirty (30) days of the giving of written notice thereof to the Consultant; and
(iii) a tender for the Company's shares, the Company's sale of substantially all of its assets to another corporation, a merger or consolidation with another corporation, where the consideration paid to either the Company or to its stockholders, as the case may be, is at least $7.00 per share.

         9.       Confidentiality.

                  The Consultant agrees that he will not, during the term hereof, unless compelled to do so by legal process or unless the information is in the public domain, make use of, or divulge to any other person, firm or corporation, any trade or business secrets, process, method or means, or any information concerning the business or policies of the Company (or any affiliates thereof) which he may have learned as a result of his employment.

         10.      Covenant Against Competition.


                  During the term of this Agreement without the consent of the Board of Directors of the Company, the Consultant agrees not to carry on anywhere in the United States, either for himself or as a member of any partnership, or as a stockholder, director, officer, agent, advisor or employee of another person, firm or corporation or otherwise, any business competitive to that then being carried on by the Company; provided, however, that the mere ownership by the Consultant of not more than one (1%) percent

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of the outstanding shares of any corporation listed on any national securities exchange or of not more than five (5%) percent of the outstanding shares of stock of any corproation not so listed shall not be deemed a violation of this covenant.

         11.      Failure to Pay Compensation.

                  In the event that the Company shall at any time during the term of this Agreement fail to make a required monthly payment of compensation as provided in Paragraph 3 hereof, and such failure shall continue twenty (20) days after written notice has been given to the Company, the Consultant shall have no further obligations hereunder and shall be under no duty to seek other employment or otherwise mitigate his damages and the Company agrees to pay Consultant, in the event of such a failure to pay, as liquidated damages and not as a penalty, a lump sum of money equal to the total of fees which would be due the Consultant from the date of the failure to pay to the end of the Consulting Period, plus all costs and attorneys' fees which may reasonably incurred in collecting same.

         12.      Entire Agreement.

                  This Agreement contains the entire Agreement between the Company and the Consultant with respect to the subject matter hereof, and supersedes and nullifies all prior agreements, whether written or oral, understandings, promises, and undertakings with respect to the subject matter hereof, express or implied, made by or on behalf of the parties hereto. This Agreement cannot be modified, altered or amended except by a writing signed by all of the parties.

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         13.      Benefits and Burdens.

                  This Agreement shall be binding upon and inure to the benefit of the Consultant as well as the Company and its successors and assigns. However, nothing herein contained shall permit Consultant to assign or delegate his rights or obligations hereunder.


         14.      Notices.

                  All notices which either party is required or may desire to give to the other party under or in connection with this Agreement shall be sufficient if given personally or by registered or certified mail, return receipt requested, addressed to the other party as follows:

                  (a)      If to the Consultant:
                           Joseph R. Meringola
                           12 Jefferson Street
                           Glen Cove, New York 11545

with a copy to:

                           Robert A. Melillo, Esq.
                           108 Forest Avenue
                           P.O. Box 447
                           Locust Valley, New York  11560

                  (b)      If to the Company:

                           Medical Action Industries Inc.
                           150 Motor Parkway
                           Hauppauge, New York  11788
                           Att: Paul D. Meringola, President


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with a copy to:

                           Richard G. Satin, Esq.
                           Vice President and General Counsel
                           Medical Action Industries Inc.
                           150 Motor Parkway
                           Hauppauge, New York  11788

         15.      Construction of Agreement.

                  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York.

         16.      Severability.

                  If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect or impair the validity or enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect, and the parties shall continue to be bound thereby.


         IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first set forth above.

                                                 /s/ Joseph R. Meringola
                                                 ------------------------------
                                                 Joseph R. Meringola


                                                 MEDICAL ACTION INDUSTRIES INC.

                                                 By:   /s/ Paul D. Meringola
                                                       ------------------------

                                                 Its:  President
                                                       ------------------------

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